UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2008

Rush Enterprises, Inc.

(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	0-20797 (Commission File Number)	74-1733016 (IRS Employer Identification No.)

555 IH-35 South, Suite 500 New Braunfels, Texas (Address of principal executive offices)		78130 (Zip Code)

Registrant’s telephone number, including area code: (830) 626-5200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On July 23, 2008, the Board of Directors of Rush Enterprises, Inc. (the “Company”), acting on the recommendation of the Company’s Compensation Committee, adopted the Rush Enterprises, Inc. Executive Transition Plan (the “Plan”).  The Company’s named executive officers, as well as other key employees, are all participants in the Plan.

Participants in the Plan are designated by the Compensation Committee as Level 1, Level 2, Level 3 or Level 4.  The Company’s named executive officers (the “Named Executive Officers”) have been selected to participate in the Plan at the following levels:

Level
W. Marvin Rush, Chairman	1
W.M. “Rusty” Rush, President and Chief Executive Officer	1
Martin A. Naegelin, Jr., Executive Vice President	2
Daryl J. Gorup, Senior Vice President – Dealership Operations	2
James E. Thor, Senior Vice President – Retail Sales	2
Steven L. Keller, Vice President – Chief Financial Officer	2

Participants are entitled to severance benefits under the Plan in the following two scenarios:

•                                          Involuntary termination in conjunction with a change in control of the Company; and

•                                          Involuntary termination absent a change in control of the Company.

Generally, the primary severance benefits payable to the Named Executive Officers under the Plan, based upon whether they are a Level 1 or Level 2 participant, are as follows:

	Level 1 participant		Level 2 participant
Severance Benefits (1)	Involuntary termination (in conjunction with a change in control)	Involuntary termination (absent a change in control)	Involuntary termination (in conjunction with a change in control)	Involuntary termination (absent a change in control)

Cash payments	4 times base salary	4 times base salary	2 times base salary, plus 2 times highest annual cash bonus received in any of the previous 5 years	1 times base salary, plus ½ times annual cash bonus received in prior year
Acceleration of equity awards	Yes	No	Yes	No
Continuation of life and health insurance (2)	48 months or, if earlier, until eligible for such coverage under a successor employer	48 months or, if earlier, until eligible for such coverage under a successor employer	24 months or, if earlier, until eligible for such coverage under a successor employer	12 months or, if earlier, until eligible for such coverage under a successor employer
Entitled to tax gross-up payments	Yes	Yes	Yes	Yes

(1)                                  All severance payments under the Plan are subject to the participant’s continuing compliance with non-competition, non-solicitation and confidentiality covenants following his or her termination.  The term of the non-competition and non-solicitation covenant is 48 months for a Level 1 participant and up to 24 months for a Level 2 participant following termination, and the term of the confidentiality covenant is forever.  Upon breach of one or more of these covenants, the participant (a) is not entitled to any further severance benefits, and (b) must reimburse the Company for any severance benefits he or she previously received, or the value thereof.

(2)                                  If the continuation of health care coverage is not permitted by the Company’s group health plan or under applicable law, the Company will provide COBRA continuation coverage to such terminated participant and/or any spouse or dependents, at the Company’s sole expense, if and to the extent any of such persons elects and are entitled to receive COBRA continuation coverage.

The Compensation Committee may terminate a participant’s participation in the Plan upon 60 days prior written notice to the participant; provided that no participant’s participation in the Plan may be terminated within two years after a change in control of the Company without the participant’s prior written consent.

The Plan is intended to replace any existing employment agreement a participant may have with the Company.  As a condition to the Named Executive Officers participating in the Plan, they agreed to terminate their employment agreement with the Company.

The above description of the Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached to this report as Exhibit 10.1, and incorporated by reference herein.

Item 9.01.              Financial Statements and Exhibits.

(d)          Exhibits

Exhibit Number	Exhibit Title

10.1	Rush Enterprises, Inc. Executive Transition Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUSH ENTERPRISES, INC.

Date: July 25, 2008	By:	/s/ STEVEN L. KELLER
Steven L. Keller
Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Exhibit Title

10.1	Rush Enterprises, Inc. Executive Transition Plan